*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on January 5, 2018.

ENZO BIOCHEM, INC.

ENZO BIOCHEM, INC.
527 MADISON AVENUE
NEW YORK, NY 10022

Meeting Information

Meeting Type:	Annual Meeting
For holders as of:	November 15, 2017
Date: January 5, 2018 Time: 9:00 AM
Location:	Yale Club of New York City
50 Vanderbilt Avenue
New York, NY 10017

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT TELEPHONE/INTERNET INSERT (BR SUPPLIED)

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before December 22, 2017 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Director

Nominee:

	01)	Elazar Rabbani, PH.D.

The Board of Directors recommends you vote FOR proposal 2, FOR 1 year on proposal 3 and FOR proposals 4, 5 and 6.

2.	To approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers.

3.	To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

4.	To approve the amendment and restatement of the Company’s 2011 Incentive Plan, including an increase in the number of shares of common stock authorized for grant under such plan.

5.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2018.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominee for Class III Director named in Proposal 1, FOR Proposal 2, FOR 1 year on Proposal 3 and FOR Proposals 4, 5 and 6.